Exhibit 99.1

FOR IMMEDIATE RELEASE                                                       NEWS
---------------------
August 21, 2001                                      Nasdaq National Market-KARE

                      KOALA CORPORATION ANNOUNCES ADDITION
                      OF NANCY PIERCE TO BOARD OF DIRECTORS

     Co-Founder of Carrier Access Corporation Also Selected to Head Board's Audit Committee

DENVER, Colorado - Koala Corporation (Nasdaq National Market-KARE), a diversified business-to-business provider of family friendly solutions, today announced that Nancy Pierce has joined the Company's board of directors. Pierce also has been named chairperson of the Company's audit committee, a role previously held by John Pfannenstein, who remains an active member of the board. The addition of Pierce brings the number of Koala Board members to five.

Pierce is the co-founder and current corporate development officer of Boulder, Colorado-based Carrier Access Corporation, a fast-growing equipment manufacturer that helps more than 1,800 telecommunications companies accelerate service revenue, lower operating costs, and extend capital budgets. As corporate development officer, Pierce directs Carrier Access' strategic partnership initiatives and identifies and implements complementary company mergers and acquisitions. She also is responsible for establishing the company's strategic sales and OEM partnerships and managing legal issues for the company. Pierce, who also serves as secretary on Carrier Access' board of directors, previously held the positions of chief financial officer and corporate controller.

Earlier this year, Pierce was named one of Upside magazine's "50 Women in Technology." Among other distinctions, she was selected by Ernst & Young LLP as Entrepreneur of the Year in 1999 and Entrepreneur of Distinction in 1998. During her tenure at Carrier Access, the company also received several honors. In 2000, it was listed seventh on Forbes magazine's register of the "Best Small Companies" in the nation, 28th on Business Week's list of the 100 Hottest Growth Companies in the United States, and second on the Denver Post's list of the 100 Best Performing Companies in Colorado (first in the telecommunications sector). In 1998, 1999 and 2000, the company attained first, second and third place rankings, respectively, on Deloitte & Touche's "Fast 50" program in Colorado.

"We are obviously fortunate and very honored to have Nancy on Koala's board of directors," said Mark Betker, chairman and CEO. "Her experience and success in executing aggressive corporate growth programs and her background and insight in financial management issues will be highly beneficial to the Company's board and its senior management team."

Pierce has nearly two decades of experience in business analysis and development, finance, operations and telecommunications. As chief financial officer at Carrier Access, she obtained and closed two venture-backed funding transactions totaling more than $16 million in 1996 and 1997 before successfully taking the Company public in 1998. She holds a bachelor's of science degree in communications from Colorado State University and a master's in business administration from California State University, Chico.

"As a mother of four and a businesswoman, I have great admiration for Koala and the role it plays with family-oriented businesses," said Pierce. "Koala has an outstanding management team and a very bright future, and I am proud to have been selected to serve on the Company's board."

Founded in 1986, Koala Corporation is an integrated provider of products and solutions designed to help business become "family friendly" and allow children to play safely in public. The Company develops and markets a wide variety of infant and child protection and activities products, which are marketed under the Company's recognizable "Koala Bear Kare" brand name. Koala's strategic objective is to address the growing commercial demand for safe, public play environments for children, as well as products and solutions that help businesses create family-friendly atmospheres for their patrons.

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     Statements  made in this news release that are not historical  facts may be forward looking statements. Such statements include projections regarding future earnings results and are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Koala Corporation and its industry and other factors which could affect the Company's financial results are included in the Company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.


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                                    CONTACTS:

Koala Corporation                           Pfeiffer High Public Relations, Inc.
Mark Betker, CEO                                                     Geoff High
303/574-3400                                                       303/393-7044
                                                         geoff@pfeifferhigh.com